Exhibit 4.11
AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT
          THIS AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT is entered into effective this 12th day of September, 2008 (this “Amendment No. 4”), by and among Cardiovascular Systems, Inc., a Minnesota Corporation (the “Company”), Silicon Valley Bank (“SVB”), and the Holders and Investors signatory hereto.
RECITALS
          WHEREAS, this Amendment No. 4 amends a Stockholders Agreement, dated July 19, 2006 (the “Stockholders Agreement”) by and between the Company and the “Holders,” “Investors,” and “Section 5 Holders” set forth on Schedule I thereto, as amended by that certain Amendment No. 1 to Stockholders Agreement, dated October 3, 2006 by and between the Company, ITX International Equity Corp. and the Holders and Investors signatory thereto, and that certain Amendment No. 2 to Stockholders Agreement, dated September 19, 2007 by and between the Company, the Series A-1 Convertible Preferred Stockholders and the Holders and Investors signatory thereto, and that certain Amendment No. 3 to Stockholders Agreement, dated December 17, 2007 by and between the Company, the Series B Convertible Preferred Stockholders and the Holders and Investors signatory thereto;
          WHEREAS, the Company has agreed to issue a warrant to SVB to purchase up to 13,000 shares of Series B Convertible Preferred Stock (the “Warrant”) pursuant to that certain Loan and Security Agreement between SVB and the Company, dated September 12, 2008;
          WHEREAS, the Warrant provides that SVB will become a party to the Stockholders Agreement upon the exercise or conversion of the Warrant;
          WHEREAS, on July 22, 2008, the Company’s Board of Directors approved the SVB transaction, including the issuance of the Warrant; and
          WHEREAS, Holders executing this Amendment No. 4 hold a majority of the Shares subject to the Stockholders Agreement; and
          WHEREAS, Investors executing this Amendment No. 4 hold a majority in interest of the shares of Common Stock issued or issuable to the Investors.
          NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment No. 4, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below:
1.	Capitalized terms not defined herein shall have the meanings ascribed to them in the Stockholders Agreement.

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2.	The Series B Convertible Preferred Stock to be issued pursuant to the Warrant shall be deemed additional shares of Series A Convertible Preferred Stock for purposes of the Stockholders Agreement.

3.	Automatically upon the exercise or conversion of the Warrant by SVB (or any successors or permitted transferees or assigns under the Warrant) (the “Warrant Holder”), Schedule I shall be amended to include the Warrant Holder as an Investor and the Warrant Holder shall be deemed an Investor as that term is used in the Stockholders Agreement, only to the extent that the Stockholders Agreement is in effect at such time.

4.	This Amendment No. 4 may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Any counterpart or other signature to this Amendment No. 4 that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment No. 4.

5.	Except as set forth herein, all other terms and conditions of the Stockholders Agreement remain the same.

6.	This Amendment No. 4 shall be effective upon the issuance of the Warrant to SVB. If the Warrant is not so issued, this Amendment No. 4 shall have no force or effect.
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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

COMPANY CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence Betterley
	Name:	Laurence Betterley
	Title:	Chief Financial Officer

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

HOLDERS
/s/ Gary M. Petrucci
Gary M. Petrucci

/s/ Michael J. Kallok
Michael J. Kallok

GDN HOLDINGS, LLC
By:	/s/ Glen D. Nelson
	Name:	Glen D. Nelson
	Title:	Member

GEOFFREY O. HARTZLER REV TRUST DTD 1/8/97, AS AMENDED
By:	/s/ Geoffrey O. Hartzler
	Name:	Geoffrey O. Hartzler
	Title:	Trustee

/s/ Geoffrey O. Hartzler
Geoffrey O. Hartzler

/s/ Roger J. Howe
Roger J. Howe, Ph. D.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

INVESTORS

EASTON HUNT CAPITAL PARTNERS, L.P.

By:	EHC GP, L.P. its General Partner
By:	EHC GP, Inc., its General Partner

By:	/s/ Richard P. Schneider Name: Richard P. Schneider
Title: Vice President & Secretary

EASTON CAPITAL PARTNERS, LP

By:	ECP GP, LLC
By:	ECP GP, Inc., its Manager

By:	/s/ Richard P. Schneider Name: Richard P. Schneider
Title: Vice President & Secretary

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

INVESTORS MAVERICK FUND, L.D.C.
By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty
	Name:	John T. McCafferty
	Title:	Limited Partner and General Counsel

MAVERICK FUND USA, LTD.
By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty
	Name:	John T. McCafferty
	Title:	Limited Partner and General Counsel

MAVERICK FUND II, LTD.
By:	Maverick Capital, Ltd.
Its Investment Advisor

By:	/s/ John T. McCafferty
	Name:	John T. McCafferty
	Title:	Limited Partner and General Counsel

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

INVESTORS

MITSUI & CO. VENTURE PARTNERS II, L.P.

By:	Mitsui & Co. Venture Partners, Inc. Its General Partner

By:	/s/ Koichi Ando Name: Koichi Ando
Title: President & CEO

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

INVESTORS ITX INTERNATIONAL EQUITY CORP.
By:	/s/ Takehito Jimbo
	Name:	Takehito Jimbo
	Title:	President & CEO

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

INVESTORS WHITEBOX HEDGED HIGH YIELD PARTNERS, LP
By:	/s/ Jonathan Wood
	Name:	Jonathan Wood
	Title:	Director & COO

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to Stockholders Agreement effective the date first written above.

INVESTORS SILICON VALLEY BANK
By:	/s/ Benjaman Johnson
	Name:	Benjaman Johnson
Its: Deal Team Leader